Translated From Japanese

Agreement on Special Overdrawn Account

September 14, 2007

Sumitomo Mitsui Banking Corporation

Principal

Address: 11th Floor Nishi–Shinjuku Syowa Bldg.,
13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Name: Global Hotline, Inc.
Representative Director, /s/ Hideki Anan

Registered seal of account for settlement
[seal]

[In cases in which the registered seal of the account for settlement and the seal for a contract on this Agreement are the same, the seal thereon may be omitted.]

Co-signer

Address: 4th Floor Floor Umeshin First Building,
2-9 Sonezaki 1-chome, Kita-ku, Osaka, 530-0057
Name: Customer Relation Tele-marketing Ltd.
Representative Director, /s/ Hiroshi Nishimoto

Co-signer

Address: 11th Floor Nishi–Shinjuku Syowa Bldg.,
13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Name: IA Partners Company Limited
Representative Director, /s/ Hideki Anan

Co-signer

Address: 3rd Floor Kifu Building, 2-4 Nishi-Shinjuku
7-chome, Shinjuku-ku, Tokyo
Name: SG Telecom, Inc.
Representative Director, /s/ Shiro Bannba

Co-signer

Address: 11th Floor Nishi–Shinjuku Syowa Bldg.,
13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo
Name: Inforidge Inc.
Representative Director, /s/ Hideki Anan

Principal (hereinafter referred to as "First Party") acknowledges this "Agreement on Special Overdrawn" (hereinafter referred to as "this Agreement") in addition to each Article in the "Agreement on Bank Transactions," which has been concluded with Sumitomo Mitsui Banking Corporation (hereinafter referred to as "Second Party"), and performs the transaction of overdrawn based on the following procedure:

Inscription

<table>
<tr><td>Maximum contract amount</td><td colspan="3">JPY 300,000,000</td></tr>
<tr><td>Contract period</td><td colspan="3">January 4, 2008</td></tr>
<tr><td>Basic interest rate</td><td>☑ 1. Short-term prime rate</td><td colspan="2">□ 2. Interest rate that Second Party can procure in the short-term financial market, etc.</td></tr>
<tr><td>Interest rate (calculated on a prorated basis of 365 days a year)</td><td>Annually 3.00 % (The basic interest rate is set as above and shall be modified according to Article 1 (1).)</td><td colspan="2">The basic interest rate is set as above and the interest rate shall be determined by adding thereto the margin _____% that is decided upon consultation between both parties. Additionally, in cases in which the applicable period for the interest rate is divided during the overdrawn period, the interest rate during the applicable period for the interest rate since the second time shall be determined according to Article 1 (2) (iv).</td></tr>
<tr><td rowspan="2">Account for settlement (in Principal's name)</td><td>Branch name</td><td>Type of deposit</td><td>Account No.</td></tr>
<tr><td>Nakano branch office</td><td>Ordinary deposit</td><td>4085101</td></tr>
</table>

Bank Use Only

Branch code	Branch office in charge
0223	Nakano branch office
	Account No.
	2000350

Verified by	Person in charge	Issued a copy by	Confirmed intention of co-signer by	Identified the seal of co-signer by	Identified the seal of Principal by	Identified the seal of account for settlement by

August 30, 2007 To: Global Hotline, Inc.

Agreement

Article 1 (Overdrawn interest rate)

(1) For the case in which the basic interest rate is the short-term prime rate:

(i) the overdrawn interest rate shall be the rate declared that is added by the margin decided upon consultation between both parties to the basic interest rate;

(ii) if Second Party changes the short-term prime rate after this Agreement is concluded, the overdrawn interest rate shall be automatically reduced or increased by the same margin that the short-term prime rate changes;

(iii) should Second Party abolish the short-term prime rate due to changes in financial circumstances or other reasonable reasons, the overdrawn interest rate shall be decided upon consultation between both parties. If an agreement is not reached upon consultation between both parties, the overdrawn interest rate immediately before the short-term prime rate was abolished shall be continuously applied;

(iv) the overdrawn interest rate after applying changes to the existing overdrawn shall be applied from the following day of the interest payment day that comes first since the short-term prime rate is changed; and

(v) even if the interest rate is changed based on (ii) upon changes in the short-term prime rate, for Second Party's convenience, Second Party may bill interest once at the interest rate before changing and bill interest again at the overdrawn interest rate after changing, after a certain period specified by Second Party has elapsed.

In such case, the difference between the interest rates upon changes in the overdrawn interest rate shall be repaid to First Party when the overdrawn interest rate reduces or paid additionally to First Party when the overdrawn interest rate increases, by depositing to or withdrawing from the account for the settlement declared (hereinafter referred to as "deposit account declared").

(2) For the case in which the basic interest rate is the rate that Second Party can procure in the short-term financial market, etc.:

(i) "the rate that Second Party can procure in the short-term financial market, etc." in this Agreement shall mean the rate that Second Party can procure for the applicable period for the interest rate in the short-term financial market, etc., on the second business day prior to the start day of the applicable period for the interest rate;

(ii) the overdrawn interest rate shall be the rate that is added by the margin _____% decided upon consultation between both parties to the basic interest rate;

(iii) the applicable period for the interest rate shall correspond to the overdrawn period in addition to being limited to the period that Second Party can quote the price of the basic interest rate, provided that First Party may determine to divide the applicable period for the interest rate within the overdrawn period only if Second Party permits.

(iv) if the applicable period for the interest rate is divided during the overdrawn period, the overdrawn interest rate during the applicable period for the interest rate since the second time shall be the interest rate that is added by the margin decided upon consultation between both parties to the basic interest rate and shall be applied from the following day of the final day of the relevant applicable period for the interest rate.

Article 2 (Purpose for funds)

First Party shall provide assurances that the overdrawn amount based on this Agreement is used for the purpose of funds described in the invoice.

Article 3 (Transaction method)

(1) Transactions based on this Agreement shall be limited to the overdrawn transactions performed by account transfer according to the invoice specified by Second Party.

(2) First Party shall submit to Second Party the invoice specified by Second Party and, if Second Party approves it as appropriate upon the specified investigation, shall receive the overdrawn amount described in the invoice through depositing in the deposit account declared.

Article 4 (Reduction in the maximum contract amount, cancellation of new overdrawn transaction and termination)

(1) For cases in which any of the following events occurs, Second Party may reduce the maximum contract amount declared (hereinafter referred to as "the maximum contract amount") and may cancel new overdrawn transactions based on this Agreement, at any time upon notification to First Party.

Even if the balance of the overdrawn amount exceeds the maximum contract amount after reducing when reducing the maximum contract amount, First Party shall repay on the agreed day described in the invoice (hereinafter referred to as "repayment due date"):

(i) First Party violates any of the Articles in this Agreement;

(ii) the security provided by Second Party is damaged, lost or declines in value objectively for reasons beyond Second Party's control;

(iii) with regard to the co-signer of First Party, any events in Article 5-1 or 5-2 in the Agreement on Bank Transactions between both parties occur;

(iv) there is a possibility of an event in which protection of account receivables for Second Party may be required.

(2) For the case in which (1) in the preceding paragraph is applicable, Second Party may terminate this Agreement upon notification to First Party.

Invoice for Using a Special Overdrawn Account

[Notification of Applicable Period for Interest Rate]

September 14, 2007

Name: 11th Floor Nishi–Shinjuku Syowa Bldg., 13-12 Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo Global Hotline, Inc. Representative Director, Hideki Anan	

I would like to bill Sumitomo Mitsui Banking Corporation for the use of the following special overdrawn transaction upon confirmation of the following Articles. If you agree, please deposit the relevant amount in the applicant's account for settlement.

Inscription

Amount billed	Place ¥ mark at the head of the amount | | | ¥ | 3 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |		
Purpose for funds	1. Operating funds 2. Seasonal funds 3. Settlement funds 4. Bonus funds 5. Others ( )		
Preferred deposit day	September 14, 2007	Final repayment due date	November 30, 2007

Billing details	Payment period	Payment day	Number of payments	Repayment amount per one time
From (Month) (Date), (Year) to (Month) (Date), (Year)	every _ months	_ day every month	times	billion million thousand Yen
From (Month) (Date), (Year) to (Month) (Date), (Year)				billion million thousand Yen
From (Month) (Date), (Year) to (Month) (Date), (Year)				billion million thousand Yen
From (Month) (Date), (Year) to (Month) (Date), (Year)				billion million thousand Yen

<table>
<tr><td>Final due date</td><td></td><td colspan="4">billion
¥</td><td colspan="3">million
3 0 0</td><td colspan="3">thousand
0 0 0</td><td colspan="3">Yen
0 0 0</td></tr>
<tr><td rowspan="4">Payment method for interest</td><td colspan="14">(1.) Upfront payment at one time</td></tr>
<tr><td colspan="14">2. Upfront payment on __ day every month every __ months since the borrowing day and the following interest payment day of (Month) (Date), (Year)</td></tr>
<tr><td colspan="14">3. Deferred payment on __ day every month every __ months since (Month) (Date), (Year)</td></tr>
<tr><td colspan="14">4. Deferred payment at one time</td></tr>
<tr><td>In cases of bank holidays</td><td colspan="14">In the event that the payment day above falls on a bank holiday, the amount will be paid on the (preceding / (following business) day).</td></tr>
</table>

<table>
<tr><td rowspan="6">Basic interest rate</td><td>(1.) Short-term prime rate</td><td>Applicable interest rate</td><td>Annually 3.00 %</td></tr>
<tr><td colspan="3">2. The rate that Sumitomo Mitsui Banking Corporation can procure for the applicable period for the interest rate in the short-term financial market, etc., on the second business day prior to the start day of the applicable period for the interest rate</td></tr>
<tr><td colspan="3">3. Others (   )</td></tr>
<tr><td>Applicable period for interest rate</td><td colspan="2">For the case in which the applicable period for the interest rate is divided within the borrowing period and the interest rate is changed or modified</td></tr>
<tr><td>Start day: (Day), (Month) (Date), (Year)
End day: (Day), (Month) (Date), (Year)</td><td colspan="2">1. Subsequently, it shall be automatically changed and modified on __ every month every ___ months.
2. Each time, it shall be notified by notification of the applicable period for the interest rate.</td></tr>
</table>

1. The payment shall be made through automatic transfer from the account for settlement based on the separately attached Agreement on Special Overdrawn Account(or Agreement on Special Overdraft or Agreement on Special Overdrawn Account).
2. Notwithstanding the provisions of the above original agreement, the repayment of borrowed debts shall depend on the above billing details.
3. For the case in which a partial advanced repayment is made, unless otherwise offered separately, repayment shall be continuously made according to the above billing details and the final due date shall be advanced.
4. For the case in which the market interest rate is applied to the basic interest rate, the application to the applicable period for the interest rate shall be notified hereto.